                                                                   EXHIBIT 10(a)

                        [SUTHERLAND ASBILL & BRENNAN LLP]






                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus incorporated by reference in Post-Effective Amendment No. 21 to Form N-4 (File No. 33-43654) for ML of New York Variable Annuity Separate Account A of ML Life Insurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                       SUTHERLAND ASBILL & BRENNAN LLP


                                       By:    /s/ Stephen E. Roth
                                          --------------------------------------
                                                     Stephen E. Roth, Esq.



Washington, D.C.
October 14, 2002